UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2026

EXPAND ENERGY CORPORATION
(Exact name of registrant as specified in its Charter)
Oklahoma	001-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXE	The Nasdaq Stock Market LLC
Class A Warrants to purchase Common Stock	EXEEW	The Nasdaq Stock Market LLC
Class B Warrants to purchase Common Stock	EXEEZ	The Nasdaq Stock Market LLC
Class C Warrants to purchase Common Stock	EXEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2026, the Board of Directors (the “Board”) of Expand Energy Corporation (“Expand Energy”) appointed Michael Wichterich, Chairman of the Board, as Interim President and Chief Executive Officer, replacing Domenic (Nick) J. Dell’Osso, Jr., effective immediately. In connection with his separation, Mr. Dell’Osso also resigned from the Board, effective immediately. Mr. Dell’Osso will serve as an external advisor for a period of time to ensure a smooth transition.

Mr. Wichterich, age 58, has been the Founder, Chief Executive Officer and Chairman of Three Rivers Operating Company, LLC, a private exploration and production company with a focus in the Permian Basin, since 2009. Before becoming Chairman of the Board of Expand Energy in 2024, Mr. Wichterich served as Executive Chairman of Chesapeake Energy Corporation (“Chesapeake Energy”), Expand Energy’s predecessor, from 2021 until 2022, and served as Interim Chief Executive Officer of Chesapeake Energy from April to October 2021.

There are no arrangements or understandings between Mr. Wichterich and any other persons pursuant to which he was selected as an officer of Expand Energy. There are also no family relationships between Mr. Wichterich and any director or executive officer of Expand Energy, and Mr. Wichterich does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

During Mr. Wichterich’s service as Interim President and Chief Executive Officer, Mr. Wichterich will receive a monthly base salary of $125,000 and an annual long-term incentive award delivered 50% in restricted stock units (“RSUs”) and 50% in performance share units (“PSUs”) with an aggregate grant date fair value of $3,600,000. Upon a Qualifying Termination, Mr. Wichterich will retain a pro-rata portion of his long-term incentive award based on the number of days served during the one-year period following the grant date, subject to his retention of a minimum number of RSUs and PSUs with an aggregate grant date fair value of $1,000,000. A “Qualifying Termination” will occur when Mr. Wichterich ceases to serve as Interim President and Chief Executive Officer for a reason other than his termination for cause or, prior to the one-year anniversary of the grant date, resignation. The RSUs are scheduled to vest on the later of the one-year anniversary of the grant date and his separation as Interim President and Chief Executive Officer. The PSUs will vest on the later of the one-year anniversary of the grant date and the Company’s achievement of a total shareholder return (“TSR”) of at least 25% prior to the three-year anniversary of the grant date.

In connection with Mr. Dell’Osso’s termination by Expand Energy without cause, Expand Energy expects to enter into a separation agreement with Mr. Dell’Osso, consistent with the terms of Mr. Dell’Osso’s existing severance entitlements, as described in the Company’s Proxy Statement filed with the United States Securities and Exchange Commission on April 25, 2025.

Item 8.01 Other Events.

On February 9, 2026, Expand Energy issued a press release announcing plans to relocate its corporate headquarters from Oklahoma City, Oklahoma, to its existing office located in Spring, Texas in the greater Houston, Texas area, in mid-2026 and announcing the leadership changes described above under Item 5.02. The press release also reported that the Company has reaffirmed its synergy, capital and operating outlook for the fourth quarter and full year 2025 as set forth in its third quarter 2025 earnings announcement.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Document Description
99.1	Expand Energy Corporation press release dated February 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPAND ENERGY CORPORATION

By:	/s/ Chris Lacy
Chris Lacy
Executive Vice President, General Counsel and Corporate Secretary
Date:  February 9, 2026